Exhibit 99.2

LETTER TO BROKERS, DEALERS

COMMERCIAL BANKS, TRUST COMPANIES

AND OTHER NOMINEES

Offer by

CADELER A/S

to Exchange Each Share of Common Stock of

ENETI INC.

for

American Depositary Shares Representing an Aggregate of 3.409 Shares of Cadeler A/S

(subject to the terms and conditions described in the prospectus/offer to exchange and the letter of transmittal)

THE OFFER AND THE WITHDRAWAL RIGHTS WILL EXPIRE AT               , EASTERN TIME, ON               , 2023, UNLESS EXTENDED OR TERMINATED. SHARES TENDERED PURSUANT TO THE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OF THE OFFER.

, 2023

To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

We have been engaged by Cadeler A/S, a public limited liability company incorporated under the laws of Denmark (“Cadeler”), which is offering, upon the terms and subject to the conditions set forth in the enclosed prospectus/offer to exchange and related letter of transmittal, to exchange for each outstanding share of Eneti Inc., a company incorporated under the laws of the Republic of the Marshall Islands (“Eneti”), par value $0.01 per share (the “Eneti Common Stock”), validly tendered and not validly withdrawn in the offer, American Depositary Shares (“ADSs”), representing, in the aggregate, 3.409 shares of Cadeler, nominal value DKK 1 per share (the “Cadeler Shares”) with each ADS representing four (4) Cadeler Shares (the “Cadeler ADSs”), subject to payment of cash compensation with respect to any fractional ADSs, without interest and subject to reduction for any applicable withholding taxes, in accordance with the terms of the offer (such offer, on the terms and subject to the conditions and procedures described in the prospectus/offer to exchange and the letter of transmittal, together with any amendments or supplements thereto, the “Offer”).

YOUR PROMPT ACTION IS REQUESTED. WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT               , EASTERN TIME, ON               , 2023, UNLESS THE OFFER IS EXTENDED OR TERMINATED.

There is no procedure for guaranteed delivery in the Offer and, therefore, tenders must be received by the expiration of the Offer.

For your information and for forwarding to your clients for whose accounts you hold shares of Eneti Common Stock registered in your name or in the name of your nominee, we are enclosing the following documents:

1.	the prospectus/offer to exchange;

2.	the related letter of transmittal for your use in accepting the Offer and tendering shares of Eneti Common Stock and for the information of your clients; and

3.	a printed form of letter which may be sent to your clients for whose accounts you hold shares of Eneti Common Stock registered in your name or in the name of your nominee, with space provided for obtaining such clients’ instructions with regard to the Offer.

Cadeler will not pay any commissions or fees to any broker, dealer or other person, other than to us, as the information agent, JPMorgan Chase Bank, N.A., as the exchange agent, and other persons as may be described in the section of the prospectus/offer to exchange titled “The Offer—Fees and Expenses,” for soliciting tenders of shares of Eneti Common Stock pursuant to the Offer. Upon request, Cadeler will reimburse you for customary clerical and mailing expenses incurred by you in forwarding any of the enclosed materials to your clients.

Any inquiries you may have with respect to the Offer should be addressed to, and additional copies of the enclosed materials may be obtained from, the undersigned as the information agent at the addresses and telephone numbers set forth in the prospectus/offer to exchange.

Very truly yours,

D.F. King & Co., Inc.

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU AS THE AGENT OF CADELER, ENETI, THE INFORMATION AGENT OR THE EXCHANGE AGENT OR ANY AFFILIATE OR ASSOCIATE OF ANY OF THEM OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.